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                                                                     EXHIBIT 4.5

                               SCHLOTZSKY'S, INC.

                      Nonqualified Stock Option Agreement

          This Agreement ("Agreement") is entered into as of ____________, 199__, between SCHLOTZSKY'S, INC., a Texas corporation (the "Company"), and ____________________, a consultant of the Company (the "Consultant").

                                R E C I T A L S:
                                ---------------

          The Company desires to grant to the Consultant an Option to purchase shares of its Common Stock, no par value (the "Shares") pursuant to the Company's 1993 Stock Option Plan (the "Plan") in consideration for certain covenants from the Consultant. The Company and the Consultant understand and agree that any terms used herein have the same meanings as in the Plan.

                              The parties agree as follows:

          1. Grant of Option.  The Company hereby irrevocably grants to the
             ---------------
Consultant the right and option to purchase all or any part of an aggregate of ________ Shares on the terms and conditions and subject to all the limitations set forth herein and in the Plan, which is incorporated herein by reference. The Consultant acknowledges receipt of a copy of the Plan.

          The Option granted hereunder is a Non-Qualified Option, as defined under the Plan.

          2. Purchase Price. The purchase price of the Shares covered by the
             --------------
Option shall be $______ per share.

          3. Exercise of Option.  Subject to the other terms and conditions of
             ------------------
this Agreement, the Option granted hereby shall vest and become exercisable only on and after the dates set forth below as to the number of shares set forth opposite such dates below:

                ______________________                     ____________
                ______________________                     ____________
                ______________________                     ____________

          4. Term of Option.  The Option shall terminate ten years from the
             --------------
date of this Agreement, but shall be subject to earlier termination as provided herein or in the Plan.

         (a) Voluntary Termination or Termination Without Cause
             --------------------------------------------------

          If the Consultant ceases to be a consultant of the Company or of an Affiliate (for any reason other than termination of the Consultant for cause), the Option shall be exercisable only to the extent that the right to purchase shares under the Plan has vested and accrued and is in effect at the date of such cessation of employment until the date upon which the Option terminates, as
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originally prescribed by this Agreement; provided, however, that the Option
                                         --------  -------
shall terminate (and shall not vest) as to the number of shares vesting on __________, 199__ if Consultant shall have ___________________________.

          (b) Termination for Cause.
              ---------------------

          In the event the Consultant's contract is terminated by the Company (or an Affiliate) for "cause" (as defined in the Plan) or for a material breach of this Agreement, the Consultant's right to exercise any unexercised portion of this Option shall cease immediately, and this Option shall thereupon terminate.

          (c) Death.
              -----

          In the event of the death of the Consultant, the Option may be exercised by the Consultant's legal representatives or any person who acquired the Consultant's rights to the Option by will or by the laws of descent and distribution.

          5. Non-Assignability.  The Option shall not be transferable by the
             -----------------
Consultant otherwise than by will or by the laws of descent and distribution and shall be exercisable, during the Consultant's lifetime, only by the Consultant or his or her guardian or legal representative. The Option shall not be assigned, pledged or hypothecated in any way (whether by operation of law of otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of the Option or of any rights granted hereunder contrary to the provisions of this paragraph 5, or the levy of any attachment or similar process upon the Option or such rights, shall be null and void.

          6. Exercise of Option and Issue of Shares.  The Option may be
             --------------------------------------
exercised in whole or in part (to the extent that it is exercisable in accordance with its terms) by giving written notice to the Company, together with the tender of the Option price. Such written notice shall be signed by the person exercising the Option, shall state the number of Shares with respect to which the Option is being exercised, shall contain any representation required by paragraph 7 below and shall otherwise comply with the terms and conditions of this Agreement and the Plan. The Company shall pay all transfer or original issue taxes with respect to the issue of the Shares pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection herewith. Except as specifically set forth herein, the holder acknowledges that any income or other taxes due form him or her with respect to this Option or the shares issuable pursuant to this Option shall be the responsibility of the holder and that the Company may, in accordance with the Internal Revenue Code, require the holder to pay additional withholding taxes in respect of the amount that is considered compensation includable in such holders' gross income. The holder of this Option shall have rights as a shareholder only with respect to any Shares covered by the Option after due exercise of the Option and tender of the full exercise price for the shares being purchased pursuant to such exercise.

          7. Purchase for Investment.  Unless the offering and sale of the
             -----------------------
Shares to be issued upon the particular exercise of the Option shall have been effectively registered under the Securities Act of 1933, as amended, or any successor legislation (the "Act"), the Company shall

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be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled.

          The person(s) who exercise the Option shall represent to the Company, at the time of such exercise, that such person(s) are acquiring such Shares for his or her own account, for investment and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing their option Shares issued pursuant to such exercise;

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED, EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER."

     Without limiting the generality of the foregoing, the Company may delay issuance of the Shares until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including without limitation state securities or "blue sky" laws).

          8. Consultant Covenants.
             --------------------

          (a) Confidential Information.  The Consultant acknowledges that the
              ------------------------
information, observations and data obtained by him while employed by the Company (including those obtained by him while employed at the Company prior to the date of this Agreement) concerning the business or affairs of the Company ("Confidential Information") are the property of the Company. Therefore, Consultant agrees that he shall not disclose to any unauthorized person or use for his own account any Confidential Information, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Consultant's acts or omissions to act. Consultant shall deliver to the Company at the termination of employment, or at any other time the Company may request, all memoranda, notes, plans, records, reports and other documents (and copies thereof) relating to the Confidential Information or the business of the Company which he may then possess or have under his control.

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          (b) Inventions, Copyrights and Patents.
              ----------------------------------

               (i) Consultant agrees that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports, works of authorship and all similar or related information which relates to the Company's actual or anticipated business, research and development or existing or future products or services and which are conceived, developed, authored or made by Consultant while employed by the Company ("Work Product") belong to the Company. Consultant will promptly disclose such Work Product to the President and perform all actions reasonably requested by the President to establish and confirm such ownership, including, but not limited to, executing documents filed with appropriate authorities to register the Work Product and assign title to the Company. In order to effectuate the intent of the foregoing provision, Consultant agrees to and hereby does appoint the Company as its irrevocable attorney-in-fact for the purpose of executing all documentation reasonably necessary to register the Work Product with appropriate authorities and assign title thereto to the Company.

               (ii) Consultant is hereby advised that Section 8(b)(i) of this Agreement regarding the Company's ownership of intellectual property does not apply to any invention for which no equipment, supplies, facilities or trade secret information of the Company was used and which was developed entirely on Consultant's own time, unless (i) the invention relates to the business of the Company or to the Company's actual or demonstrably anticipated research or development or (ii) the invention results from any work performed by another consultant or employee of the Company.

          (c) Non-Solicitation. Consultant acknowledges that in the course of
              ----------------
his employment with the Company he will become familiar, and during his employment with the Company he has become familiar, with the Company's trade secrets and with other confidential information concerning the Company and that his services will be of special, unique and extraordinary value to the Company. Consultant agrees that during employment, Consultant shall not (i) induce or attempt to induce any employee of the Company to leave the employ of the Company or in any way interfere with the relationship between the Company and any employee thereof, (ii) hire directly or through another entity any person who was an employee of the Company at any time during employment or (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company to ceases doing business with the Company or in any what interfere with the relationship between any such customer, supplier, licensee or business relation and the Company.

          (d) Engagement.  Consultant agrees to devote his best efforts and that
              ----------
amount of business time and attention as is necessary to prudently dispense his fiduciary and other obligations to the Company consistent with the agreement between himself and the Company concerning his engagement.

          (e) Enforcement. If, at the time of enforcement of paragraphs 8 (a),
              -----------
(b), (c) or (d) of this Agreement, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area. Because Consultant's services are unique and because Consultant has access to

                                       4
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Confidential Information and Work Product, the parties hereto agree that money damages would be inadequate remedy for any breach of this Agreement. Therefore, in the event a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance or injunction or other relief in order to enforce, or prevent any violations of, the provisions hereof.

          (f) Shareholder Agreement. Consultant agrees to execute and become
              ---------------------
bound by the Shareholders Agreement attached hereto as Exhibit A upon the first exercise of all or part of the Option.

          9.   Notices.  Any notices required or permitted by the terms of this
               -------
Agreement or the Plan shall be given by personal delivery or registered or certified mail, return receipt requested, addressed as follows:

          To the Company:           SCHLOTZSKY'S, INC.
                                    200 West 4th Street
                                    Austin, Texas  78701
                                    Attn:  President

          To the Consultant, to the
          address shown below,

or to such other address or addresses of which notice in the same manner has previously been given. Any such notice shall be deemed to have been given when given in accordance with these provisions.

          10. Governing Law.  This Agreement shall be construed and enforced in
              -------------
accordance with the internal laws, and not the laws of conflict, of the State of Texas.

          11. Benefit of Agreement. This Agreement shall be for the benefit of
              --------------------
and shall be binding upon the heirs, executors, administrators and successors of the parties hereto. Notwithstanding anything else contained herein or in the Plan, the Consultant shall have no contractual right to be retained as a consultant to or to be employed by the Company or its subsidiaries for any period of time.

                               *       *       *

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     EXECUTED on _________ ____, 199__.


                              SCHLOTZSKY'S, INC.



                              By: /s/ John C. Wooley, President
                                  ---------------------------------------
                                  John C. Wooley, President



                              -------------------------------------------
                              [Name]

                              Address:


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